EXHIBIT 99.1


            ====================================================================
[OXY LOGO]  NEWS RELEASE                        OCCIDENTAL PETROLEUM CORPORATION
            ====================================================================
         10889 Wilshire Boulevard, Los Angeles, California 90024  (310) 208-8800

For Immediate Release: August 23, 2004

              OCCIDENTAL'S ECUADOR CONTRACT UNDER GOVERNMENT REVIEW
              -----------------------------------------------------

     LOS ANGELES -- Occidental Petroleum Corporation (NYSE: OXY) today received information that the Government of Ecuador is considering the initiation of proceedings to terminate Occidental's Participation Contract for Block 15, based on an assertion that the company has breached the agreement. Occidental believes that it has complied with all material obligations under the Participation Contract and intends to present its position to the appropriate Ecuadorian officials at forthcoming meetings.

     Occidental began oil producing operations in Ecuador's Block 15 in 1985. Occidental's Ecuadorian operations represent approximately 8 percent of the company's current worldwide production, approximately 4 percent of its proved reserves and approximately 2 percent of the company's total property, plant and equipment, net of accumulated depreciation, depletion and amortization.

                                       -0-

Contacts:  Lawrence P. Meriage (media)
           310-443-6562
           Kenneth J. Huffman (investors)
           212-603-8183